Exhibit 10.3

AMENDED AND RESTATED GUARANTEE AGREEMENT

dated as of June 9, 2022

by

MSG ENTERTAINMENT GROUP, LLC

in favor of

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS AND INTERPRETATION

Section 1.1	Definitions	1
Section 1.2	Interpretation	2

ARTICLE II
GUARANTEE

Section 2.1	Guarantee	2
Section 2.2	Guarantee of Payment; Continuing Guarantee	2
Section 2.3	No Limitations	3
Section 2.4	Reinstatement	4
Section 2.5	Agreement to Pay; Subrogation	4
Section 2.6	Information	4

ARTICLE III
REPRESENTATIONS AND WARRANTIES

ARTICLE IV
INDEMNITY, SUBROGATION, CONTRIBUTION AND SUBORDINATION

Section 4.1	Indemnity and Subrogation	5
Section 4.2	Contribution and Subrogation	5
Section 4.3	Subordination	6

ARTICLE V
[RESERVED]

ARTICLE VI
MISCELLANEOUS

Section 6.1	Notices	6
Section 6.2	Waivers; Amendments	7
Section 6.3	Collateral Agent’s Fees and Expenses; Indemnification	7
Section 6.4	Survival	8
Section 6.5	Counterparts; Effectiveness; Successors and Assigns	8
Section 6.6	Severability	9
Section 6.7	Right of Set-Off	9
Section 6.8	Governing Law; Jurisdiction; Consent to Service of Process	9
Section 6.9	WAIVER OF JURY TRIAL	10
Section 6.10	Headings	10
Section 6.11	Termination	10

i

AMENDED AND RESTATED GUARANTEE AGREEMENT

AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of June 9, 2022, by MSG ENTERTAINMENT GROUP, LLC, a Delaware limited liability company (“MSGE”), in favor of JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”), which amends and restates the Guarantee and Reserve Account Agreement, dated as of August 6, 2020 (the “Existing Guarantee Agreement”), by MSGE in favor of the Collateral Agent. Reference is hereby made to (1) the Amendment and Restatement Agreement, dated as of the date hereof (the “Amendment”), among Tao Group Operating LLC (the “Borrower”), Tao Group Intermediate Holdings LLC (“Intermediate Holdings”), certain Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and (2) the Amended and Restated Credit Agreement, dated as of the date hereof (as further amended, supplemented or otherwise modified from time to time, the “Restated Credit Agreement”), which is attached to the Amendment as Annex A thereto and amends and restates the Credit Agreement, dated as of May 23, 2019 (as amended by Amendment No. 1 to Credit Agreement, dated as of August 6, 2020), among the Borrower, Intermediate Holdings, the Lenders party thereto and the Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Restated Credit Agreement, the Lenders have severally agreed to make or continue to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, MSGE will receive direct and indirect benefits as a result of the making and continued making of extensions of credit to the Borrower under the Restated Credit Agreement; and

WHEREAS, in consideration of the premises and the agreements set forth under the Restated Credit Agreement, MSGE hereby provides or continues to provide the guarantee set forth herein in favor of the Collateral Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, in connection with the Amendment and the transactions contemplated thereby, the parties to the Existing Guarantee Agreement desire to amend and restate the Existing Guarantee Agreement to be in the form of this Agreement (as defined below) as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Restated Credit Agreement and used herein shall have the meanings given to them in the Restated Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement” means this Amended and Restated Guarantee Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Ancillary Document” has the meaning assigned to such term in Section 6.5.

“Claiming Party” has the meaning assigned to such term in Section 4.2.

“Contributing Party” has the meaning assigned to such term in Section 4.2.

“Indemnified Amount” has the meaning assigned to such term in Section 4.2.

“MSGE Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of MSGE and its Subsidiaries, taken as a whole or (b) the ability of MSGE to perform its obligations under this Agreement.

“Secured Obligations” has the meaning assigned to such term in the Security Agreement.

SECTION 1.2 Interpretation.

(a) The rules of interpretation specified in the Restated Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement, mutatis mutandis.

(b) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds (other than in respect of unmatured contingent indemnification and expense reimbursement obligations).

ARTICLE II

GUARANTEE

SECTION 2.1 Guarantee. MSGE irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations. MSGE further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any Secured Obligation. MSGE waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment.

SECTION 2.2 Guarantee of Payment; Continuing Guarantee. MSGE further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or other similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower, any other Loan Party or any other Person. MSGE agrees that its guarantee hereunder is continuing in nature and applies to all Secured Obligations, whether currently existing or hereafter incurred.

SECTION 2.3 No Limitations.

(a) Except for the termination of MSGE’s obligations hereunder as expressly provided in Section 6.11, the obligations of MSGE hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations, any impossibility in the performance of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of MSGE hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for any of the Secured Obligations; (iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Secured Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Secured Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made)). MSGE expressly authorizes the Collateral Agent, on behalf of the Secured Parties, to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of MSGE hereunder.

(b) To the fullest extent permitted by applicable law, MSGE waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Secured Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made). The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of MSGE hereunder except to the extent the Secured Obligations have been paid in full in cash (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made). To the fullest extent permitted by applicable law, MSGE waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of MSGE against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.4 Reinstatement. MSGE agrees that this Agreement and its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Borrower, any other Loan Party or otherwise.

SECTION 2.5 Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against MSGE by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, MSGE hereby promises to and will promptly pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation. Upon payment by MSGE of any sums to the Collateral Agent as provided above, all rights of MSGE against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article IV.

SECTION 2.6 Information. MSGE (a) assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that MSGE assumes and incurs hereunder, and (b) agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise MSGE of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

MSGE represents and warrants to the Collateral Agent and the other Secured Parties that as of the date of this Agreement:

(a) entering into this Agreement and performance hereunder (i) will not violate or result in a default under any indenture, agreement or other instrument binding upon MSGE, except to the extent that such violation or default could not reasonably be expected to have a MSGE Material Adverse Effect, and (ii) will not result in the creation or imposition of, or the requirement to create, any lien upon any property of MSGE;

(b) MSGE is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, each jurisdiction where such qualification is required except where the failure to so qualify and be in good standing would not reasonably be expected to result in a MSGE Material Adverse Effect;

(c) the execution and delivery by MSGE of this Agreement, and the performance by MSGE of its obligations hereunder, (i) are within MSGE’s organizational powers, (ii) have been duly authorized by all necessary organizational action, (iii) do not violate any law or regulation applicable to MSGE, except to the extent such violation could not reasonably be expected to have a MSGE Material Adverse Effect, and (iv) do not require the consent or approval of, or registration or filing with, or any other action by, any Governmental Authority which has not already been obtained or made and is in full force and effect, except those consents, approvals, registrations, filings or other actions the absence of which would not (A) reasonably be expected to impair or delay in any material respect MSGE’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby or (B) be material to the business, financial condition or operating results of MSGE and its Subsidiaries, taken as a whole;

(d) there are no bankruptcy proceedings pending or being contemplated by MSGE or, to its knowledge, threatened against it in writing, and there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to MSGE’s knowledge, threatened against or affecting MSGE or its Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a MSGE Material Adverse Effect; and

(e) this Agreement constitutes the legal, valid and binding obligation of MSGE enforceable against MSGE in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, dissolution, reorganization, moratorium, liquidation or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

ARTICLE IV

INDEMNITY, SUBROGATION, CONTRIBUTION AND SUBORDINATION

SECTION 4.1 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as MSGE may have under applicable law (but subject to Section 4.3), each of Intermediate Holdings and the Borrower agrees that (a) in the event a payment in respect of any Secured Obligation shall be made by MSGE under this Agreement, Intermediate Holdings and the Borrower shall indemnify MSGE for the full amount of such payment and MSGE shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

SECTION 4.2 Contribution and Subrogation. MSGE (the “Contributing Party”) agrees (subject to Section 4.3) that, in the event a payment shall be made by any other Guarantor other than Intermediate Holdings or the Borrower under the Security Agreement in respect of any Secured Obligation or assets of any Grantor (as defined in the Security Agreement) other than Intermediate Holdings or the Borrower shall be sold pursuant to any Security Document to satisfy any Secured Obligation and such other Grantor (as defined in the Security Agreement) or

Guarantor (the “Claiming Party”) shall not have been fully indemnified by Intermediate Holdings or the Borrower as provided in Section 4.1, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties (as defined in the Security Agreement) on the date hereof. The Contributing Party shall (subject to Section 4.3) be subrogated to the rights of the Claiming Party under Section 4.1 to the extent of the payment made to such Claiming Party pursuant to this Section 4.2. Notwithstanding the foregoing, to the extent that the Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Secured Obligations constituting Swap Obligations, only those Contributing Parties (as defined in the Security Agreement) for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify the Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.

SECTION 4.3 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of MSGE under Sections 4.1 and 4.2 and all other rights of MSGE of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made). No failure on the part of the Borrower or any other Guarantor or Grantor (as defined in the Security Agreement) to make the payments required by Sections 4.1 and 4.2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of MSGE with respect to its obligations hereunder to the Collateral Agent and the other Secured Parties, and MSGE shall remain liable for the full amount of such obligations of MSGE hereunder.

(b) MSGE hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, Grantor (as defined in the Security Agreement) or any other Subsidiary of the Borrower shall be fully subordinated to the payment in full in cash of the Secured Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made).

ARTICLE V

[RESERVED]

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Restated Credit Agreement. All communications and notices hereunder to MSGE shall be given to it at its address set forth below its signature to this Agreement in the manner provided in Section 9.01 of the Restated Credit Agreement.

SECTION 6.2 Waivers; Amendments.

(a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by MSGE therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making or continued making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on MSGE in any case shall entitle MSGE to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and MSGE, subject to any consent required in accordance with Section 9.02 of the Restated Credit Agreement; provided that the terms of Article IV may not be waived, amended or modified without the consent of each of the Borrower and Intermediate Holdings.

SECTION 6.3 Collateral Agent’s Fees and Expenses; Indemnification. (a) MSGE agrees to reimburse the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 9.03 of the Restated Credit Agreement as if each reference therein to the Borrower were a reference to MSGE.

(b) MSGE agrees to indemnify and hold harmless each Indemnitee as provided in Section 9.03(b) of the Restated Credit Agreement as if each reference to the Borrower therein were a reference to MSGE.

(c) Any amounts payable hereunder, including as provided in Section 6.3(a) or 6.3(b), shall be additional Secured Obligations guaranteed hereby. All amounts due under Section 6.3(a) or 6.3(b) shall be payable promptly after written demand therefor.

(d) To the extent permitted by applicable law, MSGE shall not assert, or permit any of its Subsidiaries to assert, and MSGE hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement.

(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEE CREATED HEREBY, EACH SECURED PARTY ACKNOWLEDGES THE PROVISIONS OF ARTICLE VIII OF THE RESTATED CREDIT AGREEMENT AND AGREES TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 6.4 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the Lenders and shall survive the execution and delivery of the Loan Documents and the making or continued making of any Loans, regardless of any investigation made by or on behalf of the Collateral Agent, any Lender or any other Person and notwithstanding that the Collateral Agent, any Lender or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Restated Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Restated Credit Agreement is outstanding and unpaid (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made) and so long as the Commitments have not expired or terminated. The provisions of Section 6.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 6.5 Counterparts; Effectiveness; Successors and Assigns.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of (x) this Agreement and/or (y) any document, approval, consent, information, notice, certificate, request, statement disclosure or authorization related to this Agreement and/or the transactions contemplated hereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system as the case may be.

(b) This Agreement shall become effective when a counterpart hereof executed on behalf of MSGE shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon MSGE and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of MSGE, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that MSGE may not assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by MSGE shall be null and void), except as expressly contemplated by this Agreement or the other Loan Documents. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall constitute a Loan Document for all purposes of the Restated Credit Agreement and the other Loan Documents.

SECTION 6.6 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 6.7 Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each Affiliate of such Lender, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender, or by such an Affiliate, to or for the credit or the account of any Loan Party against any of and all the obligations then due of such Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Parties are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such Indebtedness. The rights of each Lender and each Affiliate of such Lender under this Section 6.7 are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliate may have.

SECTION 6.8 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and MSGE hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against MSGE or any of its properties in the courts of any jurisdiction.

(c) MSGE hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 6.8. MSGE hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 6.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9.

SECTION 6.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 6.11 Termination.

(a) This Agreement and the guarantee made herein shall, subject to Section 2.4, automatically terminate when all the Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection as to which no claim has been made) have been paid in full in cash and the Lenders have no further commitment to lend under the Restated Credit Agreement.

(b) In connection with any termination pursuant to this Section 6.11, the Collateral Agent shall execute and deliver to MSGE, at MSGE’s expense, all documents, and take all such further actions, that MSGE shall reasonably request to evidence such termination. Any execution and delivery of documents by the Collateral Agent pursuant to this Section 6.11 shall be without recourse to or warranty by the Collateral Agent.

SECTION 6.12 Effect of Amendment and Restatement of the Existing Guarantee Agreement.

(a) Effective as of the Restatement Effective Date, the Existing Guarantee Agreement shall be amended and replaced in its entirety by this Agreement.

(b) Except as expressly set forth herein or in any other Loan Document, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Collateral Agent under the Existing Guarantee Agreement or any agreement or document relating thereto and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Guarantee Agreement or any such other agreement or document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Agreement shall constitute a Loan Document for all purposes of the Restated Credit Agreement and the other Loan Documents. On and after the Restatement Effective Date, each reference in any Loan Document to the “MSGE Guarantee Agreement” or words of like import, shall mean and be a reference to this Agreement. Nothing herein shall entitle MSGE to a consent to, or a waiver, extension, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in this Agreement, any Loan Document or any agreement or document relating thereto in any similar or different circumstances.

(c) None of this Agreement, the Amendment or the effectiveness of the Restated Credit Agreement shall extinguish any of MSGE’s obligations for the payment of money outstanding under the Existing Guarantee Agreement, if any. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of MSGE under the Existing Guarantee Agreement or any Loan Party under any Loan Document from any of its obligations and liabilities thereunder, unless otherwise specifically provided hereby or by any other Loan Document. This Agreement is not intended to and shall not constitute a novation of the Existing Guarantee Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

MSG ENTERTAINMENT GROUP, LLC, as Guarantor

By:	/s/ Philip D’Ambrosio
Name: Philip D’Ambrosio
Title: Senior Vice President and Treasurer

Address:

Two Pennsylvania Plaza
New York, NY 10121
Attention: General Counsel with a copy to (which shall not constitute notice):

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: M. Shams Billah
E-mail: Mushfique.Billah@hugheshubbard.com Facsimile No.: (212) 299-6107

[Signature Page to Guarantee Agreement]

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by	/s/ Anthony Galea
Name: Anthony Galea
Title: Executive Director

[Signature Page to Guarantee Agreement]

ACKNOWLEDGED AND AGREED:

TAO GROUP OPERATING LLC, as Borrower
TAO GROUP INTERMEDIATE HOLDINGS LLC, as Intermediate Holdings

By:	/s/ Anthony Citarrella
Name: Anthony Citarrella
Title: Chief Financial Officer

[Signature Page to Guarantee Agreement]